UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (“Board”) of the Federal Home Loan Bank of Chicago (the “Bank”) is comprised of member directors and independent directors who are elected by the Bank’s members in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act (“Bank Act”) and the related regulations of the Federal Housing Finance Agency (“FHFA”), as discussed under Item 10 - Directors, Executive Officers, and Corporate Governance on page 93 of the Bank’s 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2013 (“2012 Form 10-K”).

On November 8, 2013, the Bank announced that the following directors have been elected to its Board as member directors:

(1) E. David Locke, Chairman and Chief Executive Officer of McFarland State Bank, McFarland, Wisconsin was re-elected to serve a four-year term on the Board beginning January 1, 2014 and ending December 31, 2017.

(2) Steven F. Rosenbaum, Chairman, President and Chief Executive Officer of Prospect Federal Savings Bank, Worth, Illinois was re-elected to serve a four-year term on the Board beginning January 1, 2014 and ending December 31, 2017.

In addition, the Bank announced that the following directors have been elected to its Board as independent directors:

(1) Mark J. Eppli, Interim James H. Keyes Dean of Business Administration/Robert B. Bell, Sr. Chair in Real Estate at Marquette University, Milwaukee, Wisconsin was re-elected to serve a four-year term on the Board beginning January 1, 2014 and ending December 31, 2017.

(2) Gregory A. White, President and Chief Executive Officer, LEARN Charter Schools in Chicago, Illinois was re-elected to serve a four-year term on the Board beginning on January 1, 2014 and ending December 31, 2017. Mr. White will serve as a public interest independent director.

The Board has not yet determined on which committees each of these directors will serve beginning in 2014.

All directors serving on the Bank’s Board for 2014 will receive compensation under the Bank’s 2014 Board of Directors Compensation Policy which has not yet been approved by the Board. They also will be entitled to participate in a non-qualified, unfunded, deferred compensation plan, under which each Bank director has the opportunity to defer all or a portion of the amount of his or her compensation.
Pursuant to the Bank Act and FHFA regulations, the Bank’s member directors are required to be an officer or director of a member of the Bank. The Bank is a cooperative, and most of the Bank’s business is conducted with its members. In the normal course of business, the Bank extends credit to members whose officers or directors may serve as member directors of the Bank on market terms that are no more favorable to them than the terms of comparable transactions with other members who are not considered related parties. For further discussion, see “Related Persons and Related Transactions” on page 120 of the Bank’s 2012 Form 10-K. Furthermore, the Bank has not engaged in any transactions with any of the elected independent directors or members of their immediate families that would require disclosure under applicable rules and regulations.

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 6, 2013, the Bank declared the voting results for its 2013 election of member and independent directors, which the Bank announced as described in Item 5.02 of this Current Report. Complete voting results are included in the Bank’s letter to members dated November 8, 2013 attached as Exhibit 99.1 to this Current Report.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this Form 8-K is a copy of the Bank’s letter to members dated November 8, 2013, regarding the results of the election for member and independent directors. The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Letter to Members dated November 8, 2013

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: November 8, 2013	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary